Exhibit 99.2

TC Pipelines, LP C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE SACKPACK Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Votes submitted electronically must be received by 11:59 p.m., (Central Time), on February 25, 2021 Online Go to www.investorvote.com/TCP or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TCP Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. FOR  AGAINST ABSTAIN 1. To approve the Agreement and Plan of Merger, dated as of December 14, 2020, by and among TC PipeLines, LP, TC PipeLines GP, Inc., TC Energy Corporation, TransCan Northern Ltd., TransCanada PipeLine USA Ltd., and TCP Merger Sub, LLC and the transactions contemplated thereby, including the merger Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 0 1 B M 4 9 0 5 7 1 03DJLC // B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR Proposal 1. TC PipeLines, LP – Special Meeting Proxy Card1234 5678 9012 345 Exhibit 99.2

TC Pipelines, LP Common Unitholders Special Meeting will be held on Friday, February 26, 2021 At 10:00 a.m. Central Time, virtually via the Internet at www.meeting center.io/203568828 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is: TCP2021 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Proxy – TC PipeLines, LP Notice of Special Meeting of TC PipeLines, LP Common Unitholders Proxy Solicited by Board of Directors for Special Meeting — February 26, 2021 Stanley G. Chapman, III and Jon A. Dobson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Common Unitholders of TC PipeLines, LP to be held on February 26, 2021 or at any postponement or adjournment thereof. Units represented by this proxy will be voted by the unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR item 1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. + C Non-Voting Items Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TCP